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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 333-24457 and 333-59001) of Transocean Sedco Forex Inc. and in the related Prospectuses and in the Registrations Statements (Forms S-8 Nos. 33-64776, 33-66036, 333-12475, 333-58211, 333-58203, 333-94543, 333-94569, and
333-94551) pertaining to the Long-term Incentive Plan, Savings Plan, Employee Stock Purchase Plan and Sedco Forex Employees Option Plan of our report dated January 31, 2000, with respect to the consolidated balance sheet as of December 31, 1999, and the related combined statements of operations, equity, and cash flows and schedule for the year then ended of Transocean Sedco Forex Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                               /s/  ERNST & YOUNG LLP
                                               ---------------------------------
                                                    Ernst & Young LLP

Houston, Texas
March 15, 2000